UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

MAGENTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38541	81-0724163
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Technology Square Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)

Registrant’s telephone number, including area code: (857) 242-0170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MGTA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2020, Magenta Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Cowen and Company, LLC, as representatives of the underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 7,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $8.00 per share, less underwriting discounts and commissions. The Company granted the Underwriters a 30-day option to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 1,125,000 shares of Common Stock, which the Underwriters exercised in full. The net proceeds to the Company from the Offering, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $64.86 million. The Offering closed on June 29, 2020.

The Company made customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333- 233127), including the prospectus dated August 19, 2019, as supplemented by a prospectus supplement dated June 24, 2020 that was filed with the Securities and Exchange Commission on June 25, 2020.

The foregoing is only a brief description of certain terms of the Underwriting Agreement and the transactions contemplated thereby, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On June 24, 2020, the Company issued a press release announcing the Offering and a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 24, 2020, by and among Magenta Therapeutics, Inc. and Goldman Sachs & Co. LLC and Cowen and Company, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by Magenta Therapeutics, Inc. on June 24, 2020.

99.2	Press release issued by Magenta Therapeutics, Inc. on June 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGENTA THERAPEUTICS, INC.
Date:	June 30, 2020
By:	/s/ Jason Gardner
Title:	President and Chief Executive Officer

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